UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2018, ABIOMED, Inc. (“Abiomed” or the “Company”) appointed Todd A. Trapp as its Vice President and Chief Financial Officer, effective April 9, 2018. Mr. Trapp will serve as Abiomed’s principal financial officer and principal accounting officer upon the effectiveness of his appointment. Mr. Trapp, age 47, joins Abiomed from Watts Water Technologies, Inc., where he served as Chief Financial Officer since April 2015. Watts Water Technologies is a $1.5 billion global manufacturing leader of innovative products to control the efficiency, safety and quality of water within residential and commercial applications. Prior to joining Watts Water Technologies, Mr. Trapp spent 13 years in a variety of financial and operational roles at Honeywell International Inc. (“Honeywell”), a $40 billion diversified technology and manufacturing company. At Honeywell, Mr. Trapp served as Vice President of Financial Planning and Analysis, Chief Financial Officer of the Airlines Business Unit, Director of Finance for the Transportation Systems Division, Investor Relations Manager and in other senior finance positions. Prior to joining Honeywell, Mr. Trapp held several treasury and finance operational roles at United Business Media, Inc. and Pearson Inc. Mr. Trapp holds a BS in Accounting from Providence College and an MBA in Finance from Northeastern University.

There are no arrangements or understandings between Mr. Trapp and any other persons pursuant to which he was appointed as the Company’s Vice President and Chief Financial Officer. There is no family relationship between Mr. Trapp and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Trapp that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Pursuant to the terms of the offer letter to Mr. Trapp dated March 17, 2018, providing the material terms of Mr. Trapp’s proposed employment as Vice President and Chief Financial Officer of the Company (the “Offer Letter”), Mr. Trapp will receive an initial annual base salary of $480,000 and will be eligible for an annual bonus with an annual target payout of $312,000 (or 65% of his base salary), subject to achievement of individual and corporate objectives. Mr. Trapp will also receive a grant of restricted stock units with a grant date fair value of $1,800,000, with such grant to occur and be effective on or about April 9, 2018. The number of restricted stock units awarded shall be an amount equal to $1,800,000 divided by the closing price of the Company’s common stock on the trading day immediately preceding the date of grant (rounded down to the nearest whole number). This award will be granted in accordance with the terms and conditions of the Company’s Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”) and will vest in equal installments on the first three anniversaries of the grant date, subject to Mr. Trapp’s continued service through the applicable vesting date.

Also pursuant to the terms of the Offer Letter, should the Compensation Committee of the Company’s Board of Directors determine that Mr. Trapp’s performance meets expectations, the Company will authorize and grant to Mr. Trapp an additional award, no earlier than May 1, 2019, consisting of such number of restricted stock units as have an aggregate grant date fair value equal to $850,000, with the number of restricted stock units comprising such award to be an amount equal to $850,000 divided by the closing price of the Company’s common stock on the trading day immediately preceding the grant date (rounded down to the nearest whole number). This award will be granted in accordance with the terms and conditions of the Plan and will vest in equal installments on the first three anniversaries of the grant date, subject to Mr. Trapp’s continued employment service through the applicable vesting date.

Mr. Trapp will also be eligible to receive benefits in accordance with the Company’s benefit plans, subject to the terms and conditions of such plans.

If the Company terminates Mr. Trapp’s employment without cause or if Mr. Trapp resigns for good reason within two years following a change of control of the Company, Mr. Trapp is entitled to the following payments and benefits pursuant to the terms of a Change of Control Severance Agreement between Mr. Trapp and the Company: (a) 24 months of base salary continuation and continued medical benefits; (b) reimbursement of up to $10,000 of outplacement assistance; and (c) accelerated vesting of stock options, stock appreciation rights, and restricted stock. In addition, in the event the Company’s Board of Directors or the Compensation Committee of the Board of Directors exercises its authority under any equity plan of the Company to cancel outstanding stock options, stock appreciation rights or restricted stock in a change of control, any stock options or stock appreciation rights held by Mr. Trapp that are to be cancelled will automatically accelerate and become exercisable ten days prior to the change of control and any restricted stock held by Mr. Trapp that is to be cancelled will automatically accelerate and vest immediately prior to the change of control. The Company’s obligation to pay Mr. Trapp’s severance benefits is subject to his continuing to perform his job duties satisfactorily through his termination date and complying with Company rules and policies, signing a separation agreement on terms and conditions satisfactory to the Company that includes a general release of claims and his continued compliance with his restrictive covenant agreement.

The Company expects to enter into an employment agreement with Mr. Trapp, a copy of which the Company expects to file as an exhibit to its next Annual Report on Form 10-K. The Company will also file a copy of the Change of Control Severance Agreement described herein as an exhibit to its next Annual Report on Form 10-K. The foregoing description of the material terms of Mr. Trapp’s employment arrangements with the Company is qualified in its entirety by reference to the full text of such agreements.

Item 8.01	Other Events

On March 30, 2018, the Company issued a press release announcing the appointment of Mr. Trapp as the Company’s Vice President and Chief Financial Officer. The press release relating to the matters described in this Item 8.01 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
99.1	Press Release dated March 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Stephen C. McEvoy
Stephen C. McEvoy Vice President and General Counsel

Date: April 2, 2018